Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MeridianLink, Inc.
Costa Mesa, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-258206, 333-263429, 333-270415, and 333-277854) of MeridianLink, Inc. of our report dated March 13, 2025, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, P.C.

San Francisco, California
March 13, 2025